UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
March 8, 2007
Date of Report (Date of earliest event reported)
ALTRA INDUSTRIAL MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	N/A	30-0283143

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14 Hayward Street
Quincy, Massachusetts	02171

(Address of principal executive offices)	(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On March 8, 2007, Altra Industrial Motion, Inc. (the “Company”) announced in the press release attached hereto as Exhibit 99.1 that the Company is soliciting consents from the holders of its (i) 9% Senior Secured Notes due 2011 (the “2011 Notes”) and (ii) 11 1/4% Senior Notes due 2013 (the “2013 Notes” and together with the 2011 Notes, the “Notes”) to amend the indentures governing the Notes. The purpose of the proposed amendments is to provide the Company with the necessary flexibility to consummate the acquisition of TB Wood’s Corporation (“TB Woods”) pursuant to the Agreement and Plan of Merger among Altra Holdings, Inc., a Delaware corporation, TB Woods, a Delaware corporation, and Forest Acquisition Corporation, a Delaware corporation. Each consent solicitation will expire on the earlier of (A) 5:00 p.m., New York City time, on March 21, 2007 and (B) the time and date on which the Company receives the requisite consents with respect to the 2011 Notes or 2013 Notes, as applicable, unless extended by the Company.
     Each consent solicitation statement together with the related form of letter of consent delivered to holders of the Notes are attached hereto as exhibits and are incorporated herein in their entirety.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 8, 2007.

99.2	Consent Solicitation Statement dated March 7, 2007 related to the Company’s 9% Senior Secured Notes due 2011.

99.3	Consent Solicitation Statement dated March 7, 2007 related to the Company’s 11 1/4% Senior Notes due 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION, INC.
/s/ Michael L. Hurt
Name:	Michael L. Hurt
Title:	Chief Executive Officer

Date: March 8, 2007

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